Exhibit 8

LIST OF SUBSIDIARIES

Below is a list of our subsidiaries and their jurisdiction of incorporation as of December 31, 2009.

Subsidiary	Country of Incorporation
Closed Joint Stock Company “Sakhalin Telecom Mobile”	Russia
Limited Liability Company “Dominanta”	Russia
Limited Liability Partnership “KaR-Tel”	Kazakhstan
Limited Liability Company “Tacom”	Tajikistan
Closed Joint Stock Company “Ukrainian Radio Systems”	Ukraine
Limited Liability Company “Unitel”	Uzbekistan
Limited Liability Company “Mobitel”	Georgia
Closed Joint Stock Company “Armenia Telephone Company”	Armenia
VimpelCom Finance B.V.	Netherlands
VC ESOP N.V.	Belgium
Silkway Holding B.V.	Netherlands
Limnotex Developments Limited	Cyprus
Crisden Holdings Limited	Cyprus
Cellcroft Holdings Limited	Cyprus
Cradel Investments Limited	Cyprus
Wintop Management Limited	Cyprus
Crayola Properties Limited	Cyprus
VimpelCom (BVI) Ltd.	British Virgin Islands
Watertrail Industries Ltd.	British Virgin Islands
Freevale Enterprises, Inc.	British Virgin Islands
Sotelco LTD	Cambodia
Limited Liability Company “Comtel”	Russia
Limited Liability Company “Beeline Ventures”	Russia
Limited Liability Company “EDN Sovintel”	Russia
Limited Liability Company “Vimpelcom Finance”	Russia
Vimpelcom B.V.	Netherlands
Ararima Enterprises Limited	Cyprus
Atlas Trade Limited	BVI
Limited Liability Company “Vimpelcom Invest”	Russia
Limited Liability Partnership “Teta Telekom”	Kazakhstan
Limited Liability Partnership “KZ-Trans”	Kazakhstan
Irington Developments Limited	Seychelles
Wenthorp Industries Limited	Seychelles
Closed Joint Stock Company “Armencell”	Armenia
Open joint Stock Company “Azimut”	Armenia
Limited Liability Company “Buzton”	Uzbekistan
Limited Liability Partnership “SA-Telcom”	Kazakhstan
Limited Liability Company “Golden Telecom”	Ukraine
Limited Liability Company “S-Line”	Ukraine
Limited Liability Company “TTK”	Ukraine
Limited Liability Company “Golden Fiber”	Ukraine
Cell Ukraine Limited	USA
Golden Telecom, Inc	USA
Golden Telecom Limited	BVI
GTS Mobile Services Inc.	USA
Golden TeleServices Inc.	USA
Golden Telecom Group, Inc.	USA
SFMT-CIS, Inc.	USA
SFMT-Rusnet, Inc.	USA
Golden Holdings, Inc	USA
GTS Ukrainian TeleSystems, LLC	USA
GTS Finance, Inc.	USA
Antel Rascom Limited	BVI
Agama Limited	Cyprus
ROL Holdings Limited	Cyprus
ST Holding S.R.O.	Czech Rep.
Fortland Limited	BVI
Limited Liability Company “Teleross-Ekaterinburg”	Russia

Subsidiary	Country of Incorporation
Limited Liability Company “Telecommunication radio-relay fiber-optic satellite systems - Voronezh”	Russia
Limited Liability Company “Teleross-Tumen”	Russia
Limited Liability Company “Teleross-Novosibirsk”	Russia
Limited Liability Company “Teleross-Vladivostok”	Russia
Limited Liability Company “Teleross-Kubanelectrosvyaz”	Russia
Limited Liability Company “Teleross-Volgograd”	Russia
Limited Liability Company “Teleross-Samara”	Russia
Closed Joint Stock Company “Samara Telecom”	Russia
Closed Joint Stock Company “Sochitelecom”	Russia
Limited Liability Company “CKN”	Russia
Limited Liability Company “Kubtelecom”	Russia
Closed Joint Stock Company “Kubintersvyaz”	Russia
Closed Joint Stock Company “Direct Net Telecommunications “	Russia
Limited Liability Company “Bryansktel”	Russia
Closed Joint Stock Company “Comincom-Chernozemie”	Russia
Limited Liability Company “Satil Tsentr”	Russia
Limited Liability Company “Dicom”	Russia
Limited Liability Company “Alkar”	Russia
Closed Joint Stock Company “Cityline”	Russia
Closed Joint Stock Company “The First Telecommunication Company”	Russia
Limited Liability Company “Agentstvo Delovoy Svyazi”	Russia
Closed Joint Stock Company “WestBalt Telecom”	Russia
Limited Liability Company “JV Sakhalin Telecom Limited”	Russia
Closed Joint Stock Company “Tatintelcom”	Russia
Limited Liability Company “Inform-Technology”	Russia
Limited Liability Company “Kolangon Optim”	Russia
Limited Liability Company “Altaigrif”	Russia
Limited Liability Company “ATel”	Russia
Closed Joint Stock Company “InvestElectrosvyaz’”	Russia
Closed Joint Stock Company “CableStroy”	Russia
Limited Liability Company “Antares E”	Russia
Prunescom Limited	BVI
Closed Joint Stock Company “Rascom”	Russia
Vimpelcom Option Project Limited	Cyprus
Vimpelcom Project Services Limited	Cyprus
Closed Joint Stock Company “Macrocom”	Russia
Closed Joint Stock Company “SOTA-100”	Russia
CSI Loyalty Partners Limited	Cyprus
Limited Liability Company “Technobut”	Ukraine
GTS-Vox.ltd	UK
Closed Joint Stock Company “Infokom-Abovyan”	Armenia
AC “Infokom-Ashtarak”	Armenia
AC “Infokom-Bags”	Armenia
Closed Joint Stock Company “Infokom-Vanadzor”	Armenia
Closed Joint Stock Company “Infokom-Energo”	Armenia
Limited Liability Company “ElcomLine”	Russia
Limited Liability Company “Dial-Impex”	Russia
Limited Liability Company “MediaInform”	Russia
Limited Liability Company “PrimeTime”	Russia
Limited Liability Company “Intervest”	Russia
Limited Liability Company “Aston”	Russia
Limited Liability Company “Vitus”	Russia
Limited Liability Company “Platinum Internet”	Ukraine
Limited Liability Company “Invest Holding”	Ukraine
GTI Russian Ltd.	BVI
GTI Kaztel Ltd.	BVI
BARDYM ENTERPRISES LIMITED	Cyprus
CLAFDOR INVESTMENTS LIMITED	Cyprus